Independent auditors' consent
______________________________________________________________________________

The board and shareholders
IDS Life Series Fund, Inc.:
     Equity Portfolio
     Government Securities Portfolio
     Income Portfolio
     International Equity Portfolio
     Managed Portfolio
     Money Market Portfolio

We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the heading
"Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.





/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Minneapolis, Minnesota
June 25, 1998